Exhibit 10.29
Tier I
TEMPLE-INLAND INC.
RESTRICTED STOCK UNITS AGREEMENT
     This Agreement is entered into between TEMPLE-INLAND INC., a Delaware corporation (“Temple-Inland”) and the Employee named above, and is an integral and inseparable term of Employee’s employment as an employee of Temple-Inland or an Affiliate. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Temple-Inland and the Employee hereby agree as follows:
1.	Grant of Restricted Stock Units. Subject to the restrictions, terms and conditions of this Agreement and the Plan Documents (as hereafter defined), Temple-Inland hereby awards to the Employee the number of restricted stock units stated above (the “Restricted Stock Units”).
2.	Governing Documents. This Agreement and the Restricted Stock Units awarded hereby are subject to all the restrictions, terms and provisions of the Temple-Inland Inc. 2003 Stock Incentive Plan (the “Plan”) and the Temple-Inland Standard Terms and Conditions for Restricted Stock Units dated February 1, 2008 (the “Standard Terms and Conditions”; together with the Plan, the “Plan Documents”) which are herein incorporated by reference and to the terms of which the Employee hereby agrees. Capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan Documents.
3.	No Stockholder Rights. The Restricted Stock Units will be represented by a book entry credited in the name of the Employee and are not actual shares of Common Stock. The Employee will not have the right to vote the Restricted Stock Units. The Employee was granted “Bonus Phantom Shares” as of the date hereof which entitle the Employee to certain dividend equivalent payments for cash dividends with respect to the Restricted Stock Units, subject to the achievement of the performance goals specified by the Committee at the time of grant of the Bonus Phantom Shares. The Employee acknowledges and agrees that (a) the Employee’s sole rights with respect to dividend equivalent payments with respect to the cash dividends arise from the Bonus Phantom Shares and, (b) the Employee has no rights under this Agreement or the Plan Documents with respect to the payment of dividend equivalent payments or the adjustment of the Restricted Stock Units to reflect the payment of cash dividends.
4.	General Vesting Requirements. Except as otherwise provided in the Plan Documents and subject to the conditions of paragraphs 5 and 6 hereof: (a) all of the Employee’s Restricted Stock Units shall vest as of the occurrence of a Vesting Date, provided that the Employee has not incurred a Separation From Service prior to the Vesting Date, (b) no payment of the Restricted Stock Units shall be made unless the Performance Goal set forth in Exhibit A hereto has been achieved, and (c) any Restricted Stock Units that have not vested on or prior to the earlier of the Employee’s Separation From Service or the Scheduled Vesting Date shall be forfeited, and the Employee shall not thereafter have any rights with respect to the Restricted Stock Units so forfeited.
5.	Retirement Vesting. Notwithstanding paragraph 4 hereof, any Restricted Stock Units that do not vest as of a Vesting Date that occurs by reason of Employee’s Retirement solely by reason of the second sentence of paragraph 6 hereof shall remain outstanding and shall vest as of the Scheduled Vesting Date (which shall be the Vesting Date for purposes of paragraph 7 hereof), subject to the Performance Goal set forth in Exhibit A hereof being achieved as of the Scheduled Vesting Date.
6.	Committee Certification of Performance Goals. Notwithstanding anything herein to the contrary, in no event shall any Restricted Stock Units vest as of the Scheduled Vesting Date unless the Committee has certified that the Performance Goal set forth in Exhibit A hereto has been achieved. In the case of a Vesting Date described in clause (b) of the definition of Vesting Date (as set forth in the Standard Terms and Conditions) that occurs by reason of Retirement, in no event shall any Restricted Stock Units vest as of such Vesting Date unless the Committee has certified that Temple-Inland has achieved the

Exhibit 10.29
Tier I
Performance Goal set forth in Exhibit A through the end of the later of the calendar quarter during which Retirement occurred or the first full calendar quarter after the Date of Grant.
7.	Payment of Restricted Stock Units. Subject to the terms and conditions hereof, Exhibit B hereto and the Plan Documents, Temple-Inland will pay to the Employee the cash value of the Restricted Stock Units (determined based on Fair Market Value of the Common Stock on the Vesting Date) as soon as practicable after the Vesting Date, but not later than ninety days after the Vesting Date (or, if earlier, March 15 of the calendar year following the Vesting Date), provided that if the Vesting Date occurs upon or after a Change in Control, payment shall be made not later than the fifth business day after the Vesting Date.
8.	Arbitration. The Employee and Temple-Inland agree that this Agreement arises out of, and is inseparable from, the Employee’s employment with Temple-Inland or any of its Affiliates. The Employee and Temple-Inland further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by the Employee or Temple-Inland, arising out of, related to, or connected with Employee’s employment with, or termination by, Temple-Inland or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between the Employee and Temple-Inland or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.
9.	Miscellaneous. The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan. This Agreement shall be binding upon and inure to the benefit of Temple-Inland and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and his or her legatees, distributees and personal representatives. By signing this Agreement, the Employee acknowledges and expressly agrees that the Employee has read the Agreement and the Plan Documents and agrees to their terms. This Agreement may be executed by Temple-Inland and the Employee by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Employee acknowledges and agrees that clicking “I Accept” on the Company’s online grant acceptance screen has the effect of affixing the Employee’s electronic signature to this Agreement. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.

Exhibit 10.29
Tier I
Exhibit A
PERFORMANCE GOAL
The RSU Phantom Shares Performance Goal is an ROI of at least one percent (annualized) for the Performance Measurement Period. ROI means operating income (as currently shown on the parent company income statement, or the reported equivalent in the event of any change in reporting), excluding significant unusual items (currently reported as other operating income (expense) not allocated to segments, or the reported equivalent in the event of any change in reporting) divided by beginning of year investment defined as parent company total assets (or the reported equivalent in the event of any change in reporting), less certain assets (assets held for sale, municipal bonds related to capital leases included in other assets and acquisitions/divestitures) and certain liabilities (current liabilities, excluding current portion of long-term debt).
For purposes of the foregoing, “Performance Measurement Period” means the period beginning the first day of Temple-Inland’s fiscal year that includes the Date of Grant and ending on the last day of the fiscal year immediately preceding the Scheduled Vesting Date (or, in the case of any Vesting Date that occurs by reason of the Employee’s Retirement, through the end of the later of the calendar quarter during which Retirement occurs or the first full calendar quarter after the Date of Grant).

Exhibit 10.29
Tier I
Exhibit B
SECTION 409A PAYMENT DATE
IN THE EVENT OF CERTAIN CHANGES IN CONTROL
If, prior to the calendar year that includes the Scheduled Vesting Date, the Employee will have either (a) attained age 65 or (b) attained age 55 and completed at least five years of employment by Temple-Inland or any of its Affiliates, and assuming that the Employee does not incur a Separation From Service prior to such calendar year, then the following shall apply:
Notwithstanding the provisions of paragraph 7 of the Agreement, if the Vesting Date occurs by reason of a Change in Control and such Change in Control does not constitute a “change in control event” (within the meaning of Treasury Regs. § 1.409A-3(i)(5)), (a) payment of the cash value of the Restricted Stock Units shall not be made as soon as practicable after such Vesting Date but shall instead be made as soon as practicable (but in all events within five business days) after the earlier of the Employee’s Separation From Service (subject to paragraph 9 of the Temple-Inland Inc. Standard Terms and Conditions for Restricted Stock Units) or the Scheduled Vesting Date and (b) the cash value of the Restricted Stock Units shall be determined based on Fair Market Value on the earlier of such dates.

Exhibit 10.29
Tier I
TEMPLE-INLAND INC.
STANDARD TERMS AND CONDITIONS
FOR RESTRICTED STOCK UNITS
February 1, 2008
1.	Certain Definitions: For purposes of this Temple-Inland Inc. Standard Terms and Conditions for Restricted Stock Units (the “Standard Terms and Conditions”), the Temple-Inland Inc. 2003 Stock Incentive Plan (the “Plan,” and together with the Standard Terms and Conditions, the “Plan Documents”), and Restricted Stock Units to which this Standard Terms and Conditions applies, the following terms shall have the meanings set forth below:
a.	Change in Control:
i.	A change in control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(1)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Temple-Inland (not including in the securities beneficially owned by such Person any securities acquired directly from Temple-Inland or its Affiliates) representing 20% or more of the combined voting power of Temple-Inland’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)	within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Temple-Inland) whose appointment or election by the Board or nomination for election by Temple-Inland’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(3)	there is consummated a merger, consolidation of Temple-Inland or any direct or indirect subsidiary of Temple-Inland with any other corporation or any recapitalization of Temple-Inland (for purposes of this paragraph (III), a “Business Event”) unless, immediately following such Business Event (a) the directors of Temple-Inland immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Temple-Inland, the surviving entity or any parent thereof, (b) the voting securities of Temple-Inland outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Temple-Inland or any subsidiary of Temple-Inland, at least 60% of the combined voting power of the securities of Temple-Inland or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Temple-Inland or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Temple-Inland or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Temple-Inland or such surviving entity or

Exhibit 10.29
Tier I
any parent thereof (except to the extent such ownership existed prior to the Business Event);
(4)	the shareholders of Temple-Inland approve a plan of complete liquidation or dissolution of Temple-Inland;

(5)	there is consummated an agreement for the sale, disposition or long-term lease by Temple-Inland of substantially all of Temple-Inland’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Temple-Inland in substantially the same proportions as their ownership of Temple-Inland immediately prior to such sale or disposition or (b) the distribution directly to Temple-Inland’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Temple-Inland that represent substantially all of Temple-Inland’s assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

Notwithstanding the foregoing, a “Change in Control” under clauses (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Temple-Inland immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Temple-Inland as constituted immediately prior to such transaction or series of transactions.
ii.	For purposes of this definition of “Change in Control”:
(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Effective Date” means, the Date of Grant of the applicable Restricted Stock Units.

(4)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(5)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Temple-Inland or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Temple-Inland or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Temple-Inland in substantially the same proportions as their ownership of stock of Temple-Inland.
b.	Participant: means any Eligible Employee who has been awarded Restricted Stock Units pursuant to the Plan.

c.	Restricted Stock Units: means a book entry representing an award of Phantom Shares of Common Stock that are subject to restrictions as provided herein.

Exhibit 10.29
Tier I
d.	Restricted Stock Units Agreement: means the written agreement executed by Temple-Inland and an Eligible Employee.

e.	Retirement: means a Participant’s Separation From Service after either (i) attaining age 65 or (ii) attaining age 55 and completing at least five years of service with Temple-Inland or any of its Affiliates.

f.	Separation From Service: means a Participant’s separation from service (within the meaning of Section 409A of the Code) with Temple-Inland and its Affiliates after the Date of Grant of the relevant Restricted Stock Units.

g.	Temple-Inland: means Temple-Inland Inc. and any successor thereto.

h.	Vesting Date: means, with respect to any award of Restricted Stock Units hereunder, the earliest of (a) such date or dates as the Committee shall specify in the Restricted Stock Units Agreement evidencing such award of Restricted Stock Units as the Scheduled Vesting Date(s), (b) the Participant’s Retirement, (c) the occurrence of a Change in Control, (d) the Participant’s death, or (e) the Participant’s becoming disabled (within the meaning of Section 409A of the Code).
Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Plan.

2.	Acceptance of Restricted Stock Units Agreement; Time of Grant of Options; Stock Option Agreements: Restricted Stock Units shall be immediately cancelled and expire if the applicable Restricted Stock Units Agreement is not accepted (in such manner as may be specified by Temple-Inland) by such Participant (or his or her agent or attorney) and delivered to Temple-Inland (in such manner as may be specified by Temple-Inland) within 60 days after the Date of Grant of the Restricted Stock Units (unless an extension of such deadline for extenuating circumstances is approved by a Vice President of Temple-Inland).

3.	Form of Awards: Restricted Stock Units, when issued, will be represented by a book entry in the name of the Participant.

4.	Nonalienation of Benefits: Except as required by applicable law, no right or benefit under the Plan or any Restricted Stock Units Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or any Restricted Stock Units Agreement, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

5.	Withholding: Temple-Inland’s obligation to pay Restricted Stock Units in accordance with, and subject to the terms of, the applicable Restricted Stock Units Agreement, shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Restricted Stock Unit payments that are withheld to satisfy applicable withholding taxes shall be determined based on the Fair Market Value of the Common Stock on the date the withholding tax obligation arises. Only the required statutory minimum tax may be withheld; excess tax withholding is not allowed.

6.	No Right to Continued Employment; No Additional Rights: Nothing contained in the Plan or in any Restricted Stock Units Agreement shall confer on any Participant any right to continue in the employ of Temple-Inland or any of its Affiliates or interfere in any way with the right of Temple-Inland or an Affiliate to terminate the employment of a Participant at any time, with or without cause, notwithstanding the Restricted Stock Units awarded to the Participant may be forfeited. Nothing in the Plan Documents or any Restricted Stock Units Agreement shall be construed to give any employee of Temple-Inland or any Affiliate any right to receive an award of Restricted Stock Units or as evidence of any agreement or understanding, express or

Exhibit 10.29
Tier I
implied, that Temple-Inland or any Affiliate will employ the Participant in any particular position or at any particular rate of remuneration, or for any particular period of time.

7.	Changes in Stock: In the event of any change in the outstanding stock covered by Restricted Stock Units by reason of any stock dividend, split-up, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee shall provide for a substitution for or adjustment in the number and class of shares covered by the Restricted Stock Units. The Committee’s determination with regard to any such substitution or adjustment shall be conclusive. The Committee may at any time, in its sole discretion, make such amendments to the terms of Restricted Stock Units Agreements as it deems necessary or appropriate to reflect any adjustments or substitutions made pursuant to this paragraph.

8.	Exclusion from Pension, Profit-Sharing and Other Benefit Computations: By acceptance of a Restricted Stock Units award under the Plan, a Participant shall be deemed to have agreed that any compensation arising out of the award constitutes special incentive compensation that shall not be taken into account as “salary”, “pay”, “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Temple-Inland or any Affiliate. In addition, each Participant shall be deemed to have agreed that neither the award, vesting nor payment of Restricted Stock Units shall be taken into account in determining the amount of any life insurance coverage or short or long-term disability coverage provided by Temple-Inland or any Affiliate.

9.	Section 409A: Notwithstanding any provision to the contrary in a Restricted Stock Units Agreement or the Plan, if a Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B) of the Code), then to the extent required by Section 409A(a)(2)(B) of the Code, no payment of Restricted Stock Units shall be made to the Participant prior to the earlier of (a) the expiration of the six month period measured from the date of the Participant’s Separation From Service, and (b) the date of the Participant’s death.

10.	Applicability: This Standard Terms and Conditions shall apply to Restricted Stock Units as to which the Committee designates it as applying, and the Committee may designate it as applying in whole or in part in its discretion to a Restricted Stock Units award.

11.	Plan Controls: In the event of any conflict between the Plan and the terms of a Restricted Stock Units Agreement or the Standard Terms and Conditions, the Plan shall govern.